GLOBE LIFE INC. REPORTS
First Quarter 2025 Results

McKinney, TX, April 30, 2025—Globe Life Inc. (NYSE: GL) reported today that for the quarter ended March 31, 2025, net income was $3.01 per diluted common share, compared with $2.67 per diluted common share for the year-ago quarter. Net operating income was $3.07 per diluted common share, above management's expectations, compared with $2.78 per diluted common share for the year-ago quarter.

HIGHLIGHTS:

●	Net income as an ROE was 19.0% for the three months ended March 31, 2025. Net operating income as an ROE excluding accumulated other comprehensive income (AOCI) was 14.1% for the same period.

●	Net income per share increased 13% and net operating income per share increased 10% over the year-ago quarter.

●	At the American Income Life Division, life premiums increased over the year-ago quarter by 6%.

●
At the Liberty National Division, net life sales increased 4% and life premiums increased 6% over the year-ago quarter. Additionally, the average producing agent count increased 8% over the year-ago quarter.

●
At the Family Heritage Division, health net sales increased 7% and health premiums increased 9% over the year-ago quarter. Additionally, the average producing agent count increased 9% over the year-ago quarter.

●	Life underwriting margin increased 9% over the year-ago quarter.

●	1.5 million shares of Globe Life Inc. common stock at a total cost of $177 million were repurchased during the quarter.

Note: As used in the earnings release, "Globe Life," the "Company," "we," "our," and "us" refer to Globe Life Inc., a Delaware corporation incorporated in 1979, its subsidiaries and affiliates.

GL Q1 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

RESULTS OF OPERATIONS

Net operating income, a non-GAAP(1) financial measure, has been used consistently by Globe Life’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

The following table represents Globe Life's operating summary for the three months ended March 31, 2025 and 2024:

Operating Summary
	Per Share
	Three Months Ended March 31,			Three Months Ended March 31,
	2025	2024	% Chg.	2025	2024	% Chg.
Insurance underwriting income(2)	$3.98	$3.41	17	$336,315	$324,361	4
Excess investment income(2)	0.42	0.46	(9)	35,870	43,785	(18)
Interest on debt	(0.41)	(0.30)	37	(34,992)	(28,621)	22
Parent company expense	(0.04)	(0.03)		(3,050)	(2,826)
Income tax expense	(0.77)	(0.70)	10	(64,891)	(66,227)	(2)
Stock compensation benefit (expense), net of tax	(0.12)	(0.07)		(9,915)	(6,373)
Net operating income	3.07	2.78	10	259,337	264,099	(2)

Reconciling items, net of tax:
Realized gain (loss)	—	(0.10)		67	(9,321)
Non-operating expenses	—	(0.01)		—	(561)
Legal proceedings(4)	(0.06)	—		(4,841)	—
Net income(3)	$3.01	$2.67		$254,563	$254,217

Weighted average diluted shares outstanding	84,480	95,115
(1)GAAP is defined as accounting principles generally accepted in the United States of America.
(2)Definitions included within this document.
(3)A GAAP-basis condensed consolidated statement of operations is included in the appendix of this report.
(4)Includes an estimate of costs associated with settlement of certain litigation claims not related to the Department of Justice, Securities and Exchange Commission, or Equal Employment Opportunity Commission matters, as well as certain additional legal expenses incurred.

Note: Tables in this earnings release may not sum due to rounding.

GL Q1 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
MANAGEMENT VS. GAAP MEASURES

Shareholders' equity, excluding AOCI, and book value per share, excluding AOCI, are non-GAAP measures that are utilized by management to view the business without the effect of changes in AOCI, which are primarily attributable to fluctuation in interest rates. Management views the business in this manner because it creates more meaningful and easily identifiable trends, as we exclude fluctuations resulting from changes in interest rates. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	Three Months Ended March 31,
	2025	2024
Net income	$254,563	$254,217
Net operating income	259,337	264,099
Net income as an ROE(1)	19.0%	21.3%
Net operating income as an ROE (excluding AOCI)(1)	14.1%	14.3%

	March 31,
	2025	2024
Shareholders' equity	$5,425,416	$5,039,161
Impact of adjustment to exclude AOCI	1,970,873	2,467,236
Shareholders' equity, excluding AOCI	$7,396,289	$7,506,397

Book value per share	$64.50	$53.03
Impact of adjustment to exclude AOCI	23.42	25.97
Book value per share, excluding AOCI	$87.92	$79.00
(1) Calculated using average shareholders' equity for the measurement period.

GL Q1 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
INSURANCE OPERATIONS:

Life insurance accounted for 80% of the Company’s insurance underwriting margin for the quarter and 69% of total premium revenue.

Health insurance accounted for 20% of the Company's insurance underwriting margin for the quarter and 31% of total premium revenue.

Net sales of life insurance declined 1% for the quarter, while net health sales increased 24%.

The following table summarizes Globe Life's premium revenue by product type for the three months ended March 31, 2025 and 2024:

Insurance Premium Revenue
	Quarter Ended
	March 31, 2025	March 31, 2024	% Chg.
Life insurance	$829,863	$804,265	3
Health insurance	369,791	341,019	8
Total	$1,199,654	$1,145,284	5

INSURANCE UNDERWRITING INCOME

Insurance underwriting margin is management’s measure of profitability of the Company's life and health segments’ underwriting performance, and consists of premiums less policy obligations (excluding interest on policy liabilities), commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life and health segments, plus annuity and other income, less administrative expenses. It excludes the investment segment, interest on debt, Parent Company expense, stock compensation expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Results of Operations section above.

The following table summarizes Globe Life's insurance underwriting income by segment for the three months ended March 31, 2025 and 2024:

Insurance Underwriting Income
	Quarter Ended
	March 31, 2025	% of Premium	March 31, 2024	% of Premium	% Chg.
Insurance underwriting margins:
Life	$337,264	41	$309,011	38	9
Health	84,721	23	93,770	27	(10)
	421,985		402,781		5
Annuity and other income	1,879		1,991
Administrative expenses	(87,549)		(80,411)
Insurance underwriting income	$336,315		$324,361		4
Per share	$3.98		$3.41		17

The ratio of administrative expenses to premium was 7.3%, compared with 7.0% for the year-ago quarter.

GL Q1 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
LIFE INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Our distribution channels consist of the following exclusive divisions: American Income Life Division (American Income), Liberty National Division (Liberty National), Family Heritage Division (Family Heritage), Direct to Consumer Division (Direct to Consumer); and an independent agency, United American Division (United American).

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at https://investors.globelifeinsurance.com at "Financial Reports and Other Financial Information."

Life Underwriting Margin
	Quarter Ended
	March 31,
	2025		2024
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income	$196,169	45	$187,068	45	5
Direct to Consumer	64,200	26	58,585	24	10
Liberty National	31,772	33	30,713	34	3
Other	45,123	90	32,645	64	38
Total	$337,264	41	$309,011	38	9

Life Premium
	Quarter Ended
	March 31,
	2025	2024	% Chg.
American Income	$437,866	$414,044	6
Direct to Consumer	245,600	248,040	(1)
Liberty National	96,182	90,777	6
Other	50,215	51,404	(2)
Total	$829,863	$804,265	3

Life Net Sales(1)
	Quarter Ended
	March 31,
	2025	2024	% Chg.
American Income	$98,555	$97,195	1
Direct to Consumer	25,175	28,563	(12)
Liberty National	22,469	21,605	4
Other	2,152	2,134	1
Total	$148,351	$149,497	(1)
(1)Net sales is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period (typically 1 month) has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued since annualized premium issued excludes cancellations, and cancellations do not contribute to premium income.

GL Q1 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
HEALTH INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Health Underwriting Margin
	Quarter Ended
	March 31,
	2025		2024
	Amount	% of Premium	Amount	% of Premium	% Chg.
United American	$1,617	1	$11,906	8	(86)
Family Heritage	39,249	35	35,838	35	10
Liberty National	25,982	54	26,672	56	(3)
American Income	19,389	63	19,192	63	1
Direct to Consumer	(1,516)	(8)	162	1
Total	$84,721	23	$93,770	27	(10)

Health Premium
	Quarter Ended
	March 31,
	2025	2024	% Chg.
United American	$159,848	$141,635	13
Family Heritage	112,354	103,391	9
Liberty National	47,922	47,630	1
American Income	30,691	30,497	1
Direct to Consumer	18,976	17,866	6
Total	$369,791	$341,019	8

Health Net Sales(1)
	Quarter Ended
	March 31,
	2025	2024	% Chg.
United American	$27,708	$16,423	69
Family Heritage	26,816	24,966	7
Liberty National	7,198	7,613	(5)
American Income	4,870	4,594	6
Direct to Consumer	645	804	(20)
Total	$67,237	$54,400	24
(1)Net sales is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period (typically 1 month) has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued since annualized premium issued excludes cancellations, and cancellations do not contribute to premium income.

GL Q1 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
PRODUCING EXCLUSIVE AGENT COUNT RESULTS BY DISTRIBUTION CHANNEL

	Quarterly Average Producing Agent Count(1)
	Quarter Ended			Quarter Ended
	March 31,			December 31,
	2025	2024	% Chg.	2024
American Income	11,510	11,139	3	11,926
Liberty National	3,688	3,419	8	3,743
Family Heritage	1,417	1,295	9	1,512

(1) The quarterly average producing agent count is based on the actual count at the beginning and end of each week during the period.

INVESTMENTS

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less the required interest attributable to policy liabilities. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment, since it takes into consideration our stock repurchase program.

The following table summarizes Globe Life's investment income, excess investment income, and excess investment income per diluted common share.

Excess Investment Income
	Quarter Ended
	March 31,
	2025	2024	% Chg.
Net investment income	$280,614	$282,578	(1)
Interest on policy liabilities(1)	(244,744)	(238,793)	2
Excess investment income	$35,870	$43,785	(18)
Per share	$0.42	$0.46	(9)
(1)Interest on policy liabilities, at original discount rates, is a component of total policyholder benefits, a GAAP measure.

Net investment income declined 1% while average invested assets increased 1%. Required interest on policy liabilities and average policy liabilities both increased 2%.

GL Q1 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
The composition of the investment portfolio at book value at March 31, 2025 is as follows:

Investment Portfolio
	As of
	March 31, 2025
	Amount	% of Total
Fixed maturities at fair value(1)	$17,504,967	87
Mortgage loans	426,174	2
Policy loans	708,175	4
Other long-term investments(2)	1,236,624	6
Short-term investments	134,066	1
Total	$20,010,006
(1) As of March 31, 2025, fixed maturities at amortized cost were $19.0 billion, net of $10.4 million of allowance for credit losses.
(2) Includes $989 million of investments accounted for under the fair value option which have a cost of $969 million as of March 31, 2025.

Fixed maturities at amortized cost, net of allowance for credit losses, by asset class as of March 31, 2025 are as follows:

Fixed Maturity Portfolio by Sector
	As of
	March 31, 2025
	Investment Grade	Below Investment Grade	Total Amortized Cost, net
Corporate bonds	$14,634,347	$460,971	$15,095,318
Municipals	3,295,133	—	3,295,133
Government, agencies, and GSEs(1)	445,527	—	445,527
Collateralized debt obligations	—	36,609	36,609
Other asset-backed securities	82,646	8,779	91,425
Total	$18,457,653	$506,359	$18,964,012
(1) Government-Sponsored Enterprises

Below are fixed maturities available for sale by amortized cost, allowance for credit losses, and fair value at March 31, 2025 and the corresponding amounts of net unrealized gains and losses recognized in accumulated other comprehensive income (loss).

As of	Amortized Cost	Allowance for Credit Losses	Net Unrealized Gains (Losses)	Fair Value
March 31, 2025	$18,974,367	$(10,355)	$(1,459,045)	$17,504,967

At amortized cost, net of allowance for credit losses, 97% of fixed maturities (97% at fair value) were rated “investment grade.” The fixed maturity portfolio earned an annual taxable equivalent effective yield of 5.25% during the first quarter of 2025, compared with 5.24% in the year-ago quarter.

Globe Life is not a party to any credit default swaps and does not participate in securities lending.

GL Q1 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
Comparable information for acquisitions of fixed maturity and other investments is as follows:

Fixed Maturity Acquisitions
	Quarter Ended
	March 31,
	2025	2024
Amount	$244,845	$682,427
Average annual effective yield	6.4%	5.9%
Average rating	A-	A-
Average life (in years) to:
Next call	40.7	30.4
Maturity	43.1	32.3

Other Investment Acquisitions
	Quarter Ended
	March 31,
	2025	2024
Limited partnerships	$15,831	$67,498
Mortgage loans	35,621	58,406
Common stock	502	11,968
Other invested assets	—	1,350
Total	$51,954	$139,222

SHARE REPURCHASE:

During the quarter, the Company repurchased 1.5 million shares of Globe Life Inc. common stock at a total cost of $177 million and an average share price of $121.70.

LIQUIDITY/CAPITAL:

Globe Life's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. These cash flows are not impacted by volatile equity markets. Liquidity at the Parent Company is sufficient to meet additional capital needs of the insurance companies.

EARNINGS GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2025:

Globe Life projects net operating income between $13.45 to $14.05 per diluted common share for the year ending December 31, 2025, reaffirming the previous guidance.

NON-GAAP MEASURES:

In this news release, Globe Life includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information, including various GAAP and non-GAAP measurements, is located at https://investors.globelifeinsurance.com on the Investors page under “Financial Reports and Other Financial Information."

GL Q1 2025 Earnings Release

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, which may be national in scope, related to the insurance industry generally, or applicable to the Company specifically. Such events or developments could include, but are not necessarily limited to:

1) Economic and other conditions, including the impact of inflation, immigration, geopolitical events, escalating tariff and non-tariff trade measures imposed by the U.S. and other countries, and other governmental actions on the U.S. economy and/or U.S. consumer confidence, leading to unexpected changes in lapse rates and/or sales of our policies, as well as levels of mortality, morbidity, and utilization of health care services that differ from Globe Life's assumptions;
2) Regulatory developments, including changes in accounting standards or governmental regulations (particularly those impacting taxes and changes to the Federal Medicare program that would affect Medicare Supplement);
3) Market trends in the senior-aged health care industry that provide alternatives to traditional Medicare (such as Health Maintenance Organizations and other managed care or private plans) and that could affect the sales of traditional Medicare Supplement insurance;
4) Interest rate changes that affect product sales, financing costs, and/or investment yields;
5) General economic, industry sector or individual debt issuers’ financial conditions (including developments and volatility arising from geopolitical events, particularly in certain industries that may compromise part of our investment portfolio) that may affect the current market value of securities we own, or that may impair an issuer’s ability to make principal and/or interest payments due on those securities;
6) Changes in the competitiveness of the Company's products and pricing;
7) Litigation results;
8) Levels of administrative and operational efficiencies that differ from our assumptions (including any reduction in efficiencies resulting from increased costs arising from the impact of higher than anticipated inflation);
9) The ability to obtain timely and appropriate premium rate increases for health insurance policies from our regulators;
10) The customer response to new products and marketing initiatives;
11) Reported amounts in the consolidated financial statements which are based on management estimates and judgments which may differ from the actual amounts ultimately realized;
12) Compromise by a malicious actor or other event that causes a loss of secure data from, or inaccessibility to, our computer and other information technology systems;
13) The impact of any reputational damage on the Company including the impact on the Company's ability to attract and retain agents;
14) The severity, magnitude, and impact of natural or man-made catastrophic events, including but not limited to pandemics, tornadoes, hurricanes, earthquakes, war and terrorism, on our operations and personnel, commercial activity and demand for our products; and
15) Globe Life’s ability to access the commercial paper and debt markets, particularly if such markets become unpredictable or unstable for a certain period.

Readers are also directed to consider other risks and uncertainties described in other documents on file with the Securities and Exchange Commission, including those described in the "Risk Factors" section of our most recent Annual Report on Form 10-K. Globe Life specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

GL Q1 2025 Earnings Release

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Globe Life will provide a live audio webcast of its first quarter 2025 earnings release conference call with financial analysts at 12:00 pm (Eastern) tomorrow, May 1, 2025. Access to the live webcast and replay will be available at https://investors.globelifeinsurance.com on the Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Globe Life website at “Financial Reports.”

For additional information contact:
Mike Majors, Executive Vice President - Policy Acquisition and Chief Strategy Officer
Globe Life Inc.
3700 South Stonebridge Drive
P. O. Box 8080
McKinney, Texas 75070-8080
Phone: 972-569-3627 or email: investors@globe.life
Website: https://investors.globelifeinsurance.com

GL Q1 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
APPENDIX

GLOBE LIFE INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2025	2024
Revenue:
Life premium	$829,863	$804,265
Health premium	369,791	341,019
Other premium	—	—
Total premium	1,199,654	1,145,284
Net investment income	280,614	282,578
Realized gains (losses)	85	(11,799)
Other income	69	76
Total revenue	1,480,422	1,416,139

Benefits and expenses:
Life policyholder benefits(1)	509,756	519,871
Health policyholder benefits(2)	233,929	202,327
Other policyholder benefits	7,080	9,595
Total policyholder benefits	750,765	731,793
Amortization of deferred acquisition costs	105,515	99,478
Commissions, premium taxes, and non-deferred acquisition costs	164,323	148,110
Other operating expense	108,746	93,214
Interest expense	34,992	28,621
Total benefits and expenses	1,164,341	1,101,216

Income before income taxes	316,081	314,923
Income tax benefit (expense)	(61,518)	(60,706)
Net income	$254,563	$254,217

Basic net income per common share	$3.05	$2.71

Diluted net income per common share	$3.01	$2.67
(1)Net of total remeasurement gain of $8.5 million for the three months ended March 31, 2025, and a total remeasurement gain of $4.9 million for the same period in 2024.
(2)Net of a total remeasurement gain of $444 thousand for the three months ended March 31, 2025, and a total remeasurement gain of $3.2 million for the same period in 2024.

GL Q1 2025 Earnings Release